Exhibit 99.1
The First Bancshares to Participate in 2024 Gulf South Bank Conference
HATTIESBURG, Miss.--(BUSINESS WIRE)--April 26, 2024--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) will participate in the 2024 Gulf South Bank Conference, which is being held April 29, 2024 through April 30, 2024 at the Four Seasons Hotel, New Orleans, Louisiana and will have one-on-one meetings with certain bank stock analysts and investors.
The presentation prepared for use during these meetings is available at the company's website www.thefirstbank.com under Investor Relations>Presentations and Press Releases>Presentations.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company's stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company's website: www.thefirstbank.com
Contacts
M. Ray "Hoppy" Cole, CEO or
Dee Dee Lowery, CFO
Phone: 601-268-8998